Exhibit 99.1

SUBSCRIPTION AGREEMENT

Monar International Inc.
Suite 1302, Sino Favour Centre
1 On Yip Street
Chaiwan, Hong Kong, China

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Monar International Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Robert Clarke solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Clarke.

MAKE CHECK PAYABLE TO: MONAR INTERNATIONAL INC.

Executed this _____ day of ___________________, 2009.

_____________________________________________________________	_____________________________________________________________
Signature of Purchaser
_____________________________________________________________

_____________________________________________________________
Address of Purchaser

_____________________________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________________________________	X $0.10	___________	=	US$___________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: ____________	Check #: ____________	Other: _______________

MONAR INTERNATIONAL INC.

By:	________________________________________

Title:	________________________________________